Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q1 2024 Results

New York, NY – May 2, 2024 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended March 31, 2024.

Business Update

Supportive equity markets in the first quarter of 2024 set the stage for a better environment for our business, continuing progress that began in the fourth quarter of 2023 as the market broadened. While we continue to expect an uncertain economic and market environment, Silvercrest has never had more business opportunities or initiatives underway. We are focused on those new opportunities, as well as investments to drive future growth in the business, including value-added hires. As part of those initiatives, Silvercrest is accruing a higher interim percentage of revenue for compensation and will adjust compensation accruals to match important investments in the business.

Silvercrest just announced hiring a new team to expand its international and global equity investment capabilities and global outreach. The team will complement Silvercrest’s existing International team and capabilities for a more diversified offering. The team brings significant investment expertise, a proven track record, and experience managing significant equity mandates on behalf of large institutions around the world.

Primarily due to more supportive markets, Silvercrest’s Discretionary Assets Under Management (“AUM”) increased by $0.8 billion during the quarter, or 3.7%, to $22.7 billion. The firm’s Total AUM increased by $1.2 billion, to end the first quarter at $34.5 billion. Year-over-year from the first quarter of 2023, our Discretionary AUM and Total AUM increased by 6.6% and 15.4%, respectively. While top-line revenue increased by 2.9% from the end of the first quarter last year, most metrics of the business are down due to higher expenses, primarily related to compensation expense.

Silvercrest’s pipeline of new institutional business opportunities have more than doubled since the fourth quarter of 2023. The firm’s total new business pipeline is now stands at $2.0 billion, which is up substantially from $0.7 billion in the fourth quarter. We expect near-term positive flows to result from those opportunities for both our institutional equity and OCIO capabilities.

As a high-end wealth and asset management firm, Silvercrest serves families and institutions from across the globe. Despite headline news of international tensions, we continue to see substantial new opportunities globally for a firm with our high-quality capabilities coupled with superior client service.

On May 1, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.19 per share of Class A common stock. The dividend will be paid on or about June 21, 2024 to shareholders of record as of the close of business on June 14, 2024.

First Quarter 2024 Highlights

•
Total AUM of $34.5 billion, inclusive of discretionary AUM of $22.7 billion and non-discretionary AUM of $11.8 billion at March 31, 2024.
•
Revenue of $30.3 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $4.9 million and $3.0 million, respectively.
•
Basic and diluted net income per share of $0.32.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $7.5 million.
•
Adjusted net income1 of $4.7 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.34 and $0.33, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended March 31,
(in thousands except as indicated)	2024	2023
Revenue	$30,272	$29,430
Income before other income (expense), net	$5,904	$6,751
Net income	$4,915	$5,310
Net income margin	16.2%	18.0%
Net income attributable to Silvercrest	$3,000	$3,204
Net income per basic share	$0.32	$0.34
Net income per diluted share	$0.32	$0.33
Adjusted EBITDA[1]	$7,453	$8,181
Adjusted EBITDA Margin[1]	24.6%	27.8%
Adjusted net income[1]	$4,718	$5,042
Adjusted basic earnings per share[1,2]	$0.34	$0.36
Adjusted diluted earnings per share[1,2]	$0.33	$0.35
Assets under management at period end (billions)	$34.5	$29.9
Average assets under management (billions)[3]	$33.9	$29.4
Discretionary assets under management (billions)	$22.7	$21.3

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three months ended March 31, 2024 are based on the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2024. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $34.5 Billion

Silvercrest’s discretionary assets under management increased by $1.4 billion, or 6.6%, to $22.7 billion at March 31, 2024, from $21.3 billion at March 31, 2023. The increase was attributable to market appreciation of $2.8 billion partially offset by net client outflows of $1.4 billion. Silvercrest’s total AUM increased by $4.6 billion, or 15.4%, to $34.5 billion at March 31, 2024, from $29.9 billion at March 31, 2023. The increase was attributable to market appreciation of $4.2 billion and net client inflows of $0.4 billion.

Silvercrest’s discretionary assets under management increased by $0.8 billion, or 3.7%, to $22.7 billion at March 31, 2024, from $21.9 billion at December 31, 2023. The increase was attributable to market appreciation of $1.2 billion partially offset by net client outflows of $0.4 billion. Silvercrest’s total AUM increased by $1.2 billion, or 3.6%, to $34.5 billion at March 31, 2024, from $33.3 billion at December 31, 2023. The increase was attributable to market appreciation of $1.5 billion partially offset by net client outflows of $0.3 billion.

First Quarter 2024 vs. First Quarter 2023

Revenue increased by $0.8 million, or 2.8%, to $30.3 million for the three months ended March 31, 2024, from $29.4 million for the three months ended March 31, 2023. This increase was driven by market appreciation partially offset by net client outflows.

Total expenses increased by $1.7 million, or 7.4%, to $24.4 million for the three months ended March 31, 2024, from $22.7 million for the three months ended March 31, 2023. Compensation and benefits expense increased by $1.2 million, or 7.1%, to $17.7 million for the three months ended March 31, 2024, from $16.5 million for the three months ended March 31, 2023. The increase was primarily attributable to an increase in the accrual for bonuses of $1.0 million, an increase in salaries and benefits of $0.1 million primarily as a result of merit-based increases and severance of $0.1 million paid in the current quarter. General and administrative expenses increased by $0.5 million, or 8.4%, to $6.7 million for the three months ended March 31, 2024, from $6.2 million for the three months ended March 31, 2023. This was primarily attributable to increases in travel and entertainment expenses of $0.1 million, occupancy and related costs of $0.1 million, professional fees of $0.2 million and depreciation and amortization expense of $0.1 million.

Consolidated net income was $4.9 million for the three months ended March 31, 2024, as compared to consolidated net income of $5.3 million for the same period in the prior year. Net income attributable to Silvercrest was $3.0 million, or $0.32 per basic share and diluted share for the three months ended March 31, 2024. Our Adjusted Net Income1 was $4.7 million, or $0.34 per adjusted basic share and $0.33 per adjusted diluted share2 for the three months ended March 31, 2024.

Adjusted EBITDA1 was $7.5 million, or 24.6% of revenue for the three months ended March 31, 2024, as compared to $8.2 million or 27.8% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $39.7 million at March 31, 2024, compared to $70.3 million at December 31, 2023. As of March 31, 2024, there was $1.8 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $83.9 million at March 31, 2024. We had 9,482,022 shares of Class A common stock outstanding and 4,428,080 shares of Class B common stock outstanding at March 31, 2024.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested RSUs and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on May 3, 2024, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three Months Ended March 31,
	2024	2023

Revenue
Management and advisory fees	$29,165	$28,368
Family office services	1,107	1,062
Total revenue	30,272	29,430
Expenses
Compensation and benefits	17,669	16,498
General and administrative	6,699	6,181
Total expenses	24,368	22,679
Income before other (expense) income, net	5,904	6,751
Other (expense) income, net
Other (expense) income, net	8	45
Interest income	347	19
Interest expense	(51)	(116)
Total other (expense) income, net	304	(52)
Income before provision for income taxes	6,208	6,699
Provision for income taxes	(1,293)	(1,389)
Net income	4,915	5,310
Less: net income attributable to non-controlling interests	(1,915)	(2,106)
Net income attributable to Silvercrest	$3,000	$3,204
Net income per share:
Basic	$0.32	$0.34
Diluted	$0.32	$0.33
Weighted average shares outstanding:
Basic	9,480,027	9,548,766
Diluted	9,515,581	9,577,901

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended March 31,
	2024	2023
Reconciliation of non-GAAP financial measure:
Net income	$4,915	$5,310
Provision for income taxes	1,293	1,389
Delaware Franchise Tax	50	50
Interest expense	51	116
Interest income	(347)	(19)
Depreciation and amortization	1,019	959
Equity-based compensation	354	312
Other adjustments (A)	118	64
Adjusted EBITDA	$7,453	$8,181
Adjusted EBITDA Margin	24.6%	27.8%
(a)
Other adjustments consist of the following:

	Three Months Ended March 31,
	2024	2023
Acquisition costs (a)	$—	$5
Severance	60	—
Other (b)	58	59
Total other adjustments	$118	$64
(a)
For the three months ended March 31, 2023, represents professional fees of $5 related to the acquisition of Cortina.
(b)
For the three months ended March 31, 2024, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and software implementation costs of $10. For the three months ended March 31, 2023, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and software implementation costs of $11.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended March 31,
	2024	2023
Reconciliation of non-GAAP financial measure:
Net income	$4,915	$5,310
Consolidated GAAP Provision for income taxes	1,293	1,389
Delaware Franchise Tax	50	50
Other adjustments (A)	118	64
Adjusted earnings before provision for income taxes	6,376	6,813
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,658)	(1,771)

Adjusted net income	$4,718	$5,042

GAAP net income per share (B):
Basic	$0.32	$0.34
Diluted	$0.32	$0.33

Adjusted earnings per share/unit (B):
Basic	$0.34	$0.36
Diluted	$0.33	$0.35

Shares/units outstanding:
Basic Class A shares outstanding	9,482	9,474
Basic Class B shares/units outstanding	4,428	4,544
Total basic shares/units outstanding	13,910	14,018

Diluted Class A shares outstanding (C)	9,518	9,497
Diluted Class B shares/units outstanding (D)	4,817	5,010
Total diluted shares/units outstanding	14,335	14,507
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)
Includes 35,554 and 23,732 unvested restricted stock units at March 31,204 and 2023, respectively.
(D)
Includes 240,998 and 212,927 unvested restricted stock units at March 31, 2024 and 2023, respectively, and 147,506 and 252,904 unvested non-qualified options at March 31, 2024 and 2023, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$39,658	$70,301
Investments	219	219
Receivables, net	11,933	9,526
Due from Silvercrest Funds	846	558
Furniture, equipment and leasehold improvements, net	7,610	7,422
Goodwill	63,675	63,675
Operating lease assets	18,490	19,612
Finance lease assets	298	330
Intangible assets, net	18,361	18,933
Deferred tax asset—tax receivable agreement	4,878	5,034
Prepaid expenses and other assets	4,207	3,964
Total assets	$170,175	$199,574
Liabilities and Equity
Accounts payable and accrued expenses	$2,743	$1,990
Accrued compensation	9,089	37,371
Borrowings under credit facility	1,813	2,719
Operating lease liabilities	25,089	26,277
Finance lease liabilities	305	336
Deferred tax and other liabilities	9,086	9,071
Total liabilities	48,125	77,764
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,290,477 and 9,482,022 issued and outstanding, respectively, as of March 31, 2024; 10,287,452 and 9,478,997 issued and outstanding, respectively, as of December 31, 2023	103	103
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,428,080 and 4,431,105 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	43	43
Additional Paid-In Capital	55,835	55,809
Treasury Stock, at cost, 808,455 shares as of March 31, 2024 and December 31, 2023, respectively	(15,057)	(15,057)
Accumulated other comprehensive income (loss)	(22)	(12)
Retained earnings	43,043	41,851
Total Silvercrest Asset Management Group Inc.’s equity	83,945	82,737
Non-controlling interests	38,105	39,073
Total equity	122,050	121,810
Total liabilities and equity	$170,175	$199,574

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended March 31,		% Change from March 31,
	2024	2023	2023
Beginning assets under management	$33.3	$28.9	15.2%

Gross client inflows	1.2	0.6	100.0%
Gross client outflows	(1.5)	(0.8)	87.5%
Net client flows	(0.3)	(0.2)	50.0%

Market appreciation	1.5	1.2	25.0%
Ending assets under management	$34.5	$29.9	15.4%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change from March 31,
	2024	2023	2023
Beginning assets under management	$21.9	$20.9	4.8%

Gross client inflows	0.7	0.5	40.0%
Gross client outflows	(1.1)	(0.7)	57.1%
Net client flows	(0.4)	(0.2)	100.0%

Market appreciation	1.2	0.6	100.0%
Ending assets under management	$22.7	$21.3	6.6%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change from March 31,
	2024	2023	2023
Beginning assets under management	$11.4	$8.0	42.5%

Gross client inflows	0.5	0.1	400.0%
Gross client outflows	(0.4)	(0.1)	300.0%
Net client flows	0.1	—	100.0%

Market appreciation	0.3	0.6	-50.0%
Ending assets under management	$11.8	$8.6	37.2%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended March 31,
	2024	2023
Total AUM as of January 1,	$33.281	$28.905
Discretionary AUM:
Total Discretionary AUM as of January 1,	$21.885	$20.851
New client accounts/assets (1)	0.035	0.075
Closed accounts (2)	(0.439)	(0.048)
Net cash inflow/(outflow) (3)	0.007	(0.174)
Non-discretionary to Discretionary AUM (4)	(0.002)	0.002
Market appreciation	1.195	0.545
Change to Discretionary AUM	0.796	0.400
Total Discretionary AUM at March 31,	22.681	21.251
Change to Non-Discretionary AUM (5)	0.432	0.597
Total AUM as of March 31,	$34.509	$29.902

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of March 31, 2024

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	21.0	9.2	12.2	12.2	9.7
Russell 1000 Value Index		20.3	8.1	10.3	9.2	7.9

Small Cap Value Composite	4/1/02	16.4	5.7	10.4	8.2	10.4
Russell 2000 Value Index		18.8	2.2	8.2	6.6	7.9

Smid Cap Value Composite	10/1/05	16.6	4.2	8.4	7.8	9.5
Russell 2500 Value Index		21.3	5.4	9.4	7.7	7.9

Multi Cap Value Composite	7/1/02	22.1	6.4	10.1	9.8	9.7
Russell 3000 Value Index		20.2	7.7	10.2	9.0	8.4

Equity Income Composite	12/1/03	15.6	6.7	8.2	9.1	11.0
Russell 3000 Value Index		20.2	7.7	10.2	9.0	8.6

Focused Value Composite	9/1/04	12.7	1.1	4.9	6.0	9.3
Russell 3000 Value Index		20.2	7.7	10.2	9.0	8.4

Small Cap Opportunity Composite	7/1/04	16.9	4.9	11.1	10.6	11.1
Russell 2000 Index		19.7	-0.1	8.1	7.7	8.1

Small Cap Growth Composite	7/1/04	9.3	-3.6	10.9	12.2	10.6
Russell 2000 Growth Index		20.3	-2.7	7.4	8.4	8.5

Smid Cap Growth Composite	1/1/06	11.0	-5.1	12.7	13.5	10.8
Russell 2500 Growth Index		21.1	-0.8	9.4	10.6	9.6

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.